                                                   Registration No.  333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             barnesandnoble.com inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   13-4048787
                      (I.R.S. Employer Identification No.)

                           76 Ninth Avenue, 11th Floor
                            New York, New York 10011

               (Address of Principal Executive Offices) (Zip Code)

                   barnesandnoble.com inc. 1999 Incentive Plan
                            (Full Title of the Plan)
                            -------------------------

                                Jonathan Bulkeley
                             Chief Executive Officer
                             barnesandnoble.com inc.
                           76 Ninth Avenue, 11th Floor
                            New York, New York 10011
                     (Name and Address of Agent for Service)

                                 (212) 414-6000
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                            -------------------------

                                   Copies to:

                               Jay M. Dorman, Esq.
                 Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York 10104

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum         Proposed Maximum             Amount of
  Title of Securities       Amount to be           Offering Price              Aggregate              Registration
   to be Registered        Registered (1)           Per Share(2)           Offering Price(2)             Fee(2)
-------------------------------------------------------------------------------------------------------------------
  Common Stock, par          3,687,187                 $ 3.48                $ 12,831,411               $ 3,567
    value $.001              3,128,651                   4.35                  13,609,632                 3,783
                             9,200,046                   4.06                  37,352,187                10,384
                               345,000                   6.09                   2,101,050                   584
                             9,139,116                  18.00                 164,504,088                45,733
                            ----------                                       ------------               -------
                            25,500,000                                       $230,398,368               $64,051


(1) The maximum number of shares as to which options may be granted under the employee benefit plans referred to above. In addition, in accordance with Rule 416, this Registration Statement also covers an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of such plans.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act as follows:
     (i) in the case of shares of Class A Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Class A Common Stock for which options have not yet been granted, the fee is calculated on the basis of the initial public offering price of the Class A Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by barnesandnoble.com inc., a Delaware corporation (the "Company"), are incorporated herein by reference: (1) the Company's Registration Statement on Form S-1 filed with the Commission on September 24, 1998, as amended (Registration No. 333-64211); and (2) the description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on May 14, 1999.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date this Registration Statement is filed with the Commission, and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

                  Certain legal matters in connection with the shares of Common Stock being registered hereby have been passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104. Michael N. Rosen, the Chairman of Robinson Silverman Pearce Aronsohn & Berman LLP, is a director and Secretary of the Company.

Item 6. Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law and
Article X of the Company's Amended and Restated By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                  Article X of the Company's Amended and Restated By-laws generally requires the Company to indemnify its directors and officers against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (either directly or derivatively) and including specifically, but without limitation, actions brought under the Securities Act and/or the Exchange Act.

                  In addition, the Company's Amended and Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Item 7.  Exemption from Registration Claimed.

                  Restricted securities, if any, to be reoffered or resold pursuant to this Registration Statement will be sold pursuant to a prospectus included in this Registration Statement or pursuant to Section 4(1) of the Securities Act or Rule 144 under the Securities Act, and were originally issued by the Company pursuant to an exemption under Section 4(2) of the Securities Act.

Item 8.  Exhibits.

  3.1 Form of Amended and Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 of the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211).
  3.2             Form of Amended and Restated By-laws of Registrant.
                  Incorporated by reference to Exhibit 3.2 of the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211).
  5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to certain legal matters in connection with the shares of Class A Common Stock being registered.
 10.1 Form of barnesandnoble.com inc. 1999 Incentive Plan Incorporated by Reference to Exhibit 10.1 of the Registrant's Pre-Effective Amendment No. 3 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 24, 1999 (Registration No. 333-64211).
 10.2             Form of Second Amended and Restated Limited Liability
                  Company Agreement of barnesandnoble.com llc. Incorporated by reference to Exhibit 10.6 of the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211).
 10.3 Form of Stockholders Agreement between Registrant and Bertelsman AG. Incorporated by reference to Exhibit 10.7 of the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211).
 23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).
 23.2             Independent Auditor's Consent of BDO Seidman, LLP.
 24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.  Undertakings.

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of May, 1999.

                                       barnesandnoble.com inc.

                                       By: /s/ Leonard Riggio
                                          --------------------------------------
                                          Leonard Riggio, Chairman of the Board


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Leonard Riggio, Jonathan Bulkeley and Michael N. Rosen, and each and any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                       Title                       Date
                 ----                                       -----                       ----
 /s/ Leonard Riggio                                Chairman of the Board            May 24, 1999
--------------------------------------
     Leonard Riggio

 /s/ Jonathan Bulkeley                             Chief Executive Officer          May 24, 1999
--------------------------------------
     Jonathan Bulkeley

 /s/ Marie J. Toulantis                            Chief Financial Officer          May 24, 1999
--------------------------------------
     Marie J. Toulantis

 /s/ Michael N. Rosen                              Secretary and a Director         May 24, 1999
--------------------------------------
     Michael N. Rosen

 /s/ Stephen Riggio                                Director                         May 24, 1999
--------------------------------------
     Stephen Riggio

 /s/ Thomas Middelhoff                             Director                         May 24, 1999
--------------------------------------
     Thomas Middelhoff

 /s/ Markus Wilhelm                                Director                         May 24, 1999
--------------------------------------
     Markus Wilhelm

 /s/ Klaus Eierhoff                                Director                         May 24, 1999
--------------------------------------
     Klaus Eierhoff

                                  EXHIBIT INDEX

Exhibit No.       Document

  3.1 Form of Amended and Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 of the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211).
  3.2             Form of Amended and Restated By-laws of Registrant.
                  Incorporated by reference to Exhibit 3.2 of the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211).
  5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to certain legal matters in connection with the shares of Class A Common Stock being registered.
 10.1 Form of barnesandnoble.com inc. 1999 Incentive Plan Incorporated by Reference to Exhibit 10.1 of the Registrant's Pre-Effective Amendment No. 3 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 24, 1999 (Registration No. 333-64211).
 10.2             Form of Second Amended and Restated Limited Liability
                  Company Agreement of barnesandnoble.com llc. Incorporated by reference to Exhibit 10.6 of the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211).
 10.3 Form of Stockholders Agreement between Registrant and Bertelsman AG. Incorporated by reference to Exhibit 10.7 of the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211).
 23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).
 23.2             Independent Auditor's Consent of BDO Seidman, LLP.
 24.1 Power of Attorney (included on signature page of this Registration Statement).